Oclaro Announces Preliminary Second Quarter Fiscal 2017 Financial Results
Financial Performance at the High End or Exceeding Previous Guidance Ranges
Schedules Earnings Conference Call on Tuesday, January 31, 2017

SAN JOSE, Calif., - January 18, 2017 - Oclaro, Inc. (Nasdaq: OCLR), a leading provider and innovator of optical communications solutions, today announced selected preliminary unaudited financial results for the second quarter of fiscal 2017, ended December 31, 2016.

Preliminary Unaudited Second Quarter Fiscal 2017 Financial Results

•	Revenue in the range of $153.5 million to $154.0 million, at the high end of the prior guidance of $146 million to $154 million provided on November 1, 2016.

•
GAAP gross margin of approximately 39.5% and non-GAAP gross margin of approximately 40%, above the prior non-GAAP guidance of 33% to 36%. Non-GAAP gross margin excludes the effect of approximately $0.5 million of stock-based compensation.

•
GAAP operating income of approximately $33 million and non-GAAP operating income of approximately $36 million, above the prior non-GAAP guidance of $22 million to $26 million. Non-GAAP operating income excludes $2.6 million of stock-based compensation and $0.2 million of amortization of other intangible assets.

“Our excellent preliminary results for the December quarter once again demonstrated the strength of Oclaro’s products in the markets we serve. We expect revenue to come in at the high end of guidance as 100G and beyond sales again exhibited excellent growth. In addition, we expect the quarterly results to reflect record levels of gross margin and operating income and exceed our prior guidance. Our performance was driven by strong execution, a richer product mix, and favorable foreign exchange rates,” said Greg Dougherty, Chief Executive Officer, Oclaro.

Oclaro cautions that the anticipated second quarter fiscal year 2017 financial results are preliminary and are based on the best information currently available to management, and subject to the completion of its standard quarterly accounting process and preparation of the financial statements for this period. Please refer to the safe harbor statement below and the note on non-GAAP financial measures.

Financial Results Conference Call on January 31, 2017
Oclaro will host a conference call and webcast on Tuesday, January 31, 2017 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its second quarter fiscal year 2017 financial results and business outlook. Investors and other interested parties may access the call by dialing (913) 312-0408. No passcode is needed for the live call. The replay dial-in number is (412) 317-6671, and the passcode is 9843575. The replay will be available through February 14, 2017. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of Company's website at www.oclaro.com.

About Oclaro
Oclaro, Inc. (NASDAQ: OCLR), is a leader in optical components and modules for the long-haul, metro and data center markets. Leveraging more than three decades of laser technology innovation and photonics integration, Oclaro provides differentiated solutions for optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, application virtualization and other bandwidth-intensive and high-speed applications. For more information, visit www.oclaro.com or follow on Twitter at @OclaroInc.

Copyright 2017. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the US and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

Safe Harbor Statement
This press release, contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning preliminary financial results for the fiscal quarter ending December 31, 2016 regarding revenues, gross margin and operating income. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” "objective," and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) our ability to timely develop, commercialize and ramp the production of new products to customer required volumes, (ii) our ability to respond to evolving technologies, customer requirements and demands, and product design challenges, (iii) our dependence on a limited number of customers for a significant percentage of our revenues, (iv) our manufacturing yields, (v) the risks associated with delays, disruptions or quality control problems in manufacturing, (vi) our ability to obtain governmental licenses and approvals for international trading activities or technology transfers, including export licenses, (vii) competition and pricing pressure, (viii) our ability to meet or exceed our gross margin expectations, (ix) our ability to effectively manage our inventory, (x) the effects of fluctuations in foreign currency exchange rates, (xi) our dependence on a limited number of suppliers and key contract manufacturers, (xii) our ability to have our manufacturing lines qualified by our customers, (xiii) the impact of financial market and general economic conditions in the industries in which we operate and any resulting reduction in demand for our products, (xiv) the absence of long-term purchase commitments from the majority of our long-term customers, (xv) our ability to conclude agreements with our customers on favorable terms, (xvi) our ability to continue increasing the percentage of sales associated with our new products, (xvii) our ability to attract and retain key personnel, (xviii) the outcome of tax audits or similar proceedings, (xix) our ability to maintain or increase our cash reserves and obtain debt or equity-based financing on acceptable terms or at all, (xx) the risks associated with our international operations, (xxi) the outcome of pending litigation against us, (xxii) the possibility that the final results for the quarter could differ materially from the preliminary results presented in this press release and (xxiii) other factors described in our most recent annual report on Form 10-K and other documents we periodically file with the SEC.

Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. An explanation of each of these non-GAAP financial measures to GAAP information is set forth below and a reconciliation of each of these non-GAAP financial measures to GAAP information is set forth above.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options and certain income, purchase accounting adjustments related to the fair market value of acquired inventories, costs to outsource our back-end manufacturing activities, impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate and non-GAAP operating income/loss. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Contact
Jim Fanucchi
Darrow Associates, Inc.
(408) 404-5400
ir@oclaro.com